UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2010

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  –  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2009, the Board of Directors of Hemagen Diagnostics, Inc. (the “Company”) adopted, effective immediately, the Amended and Restated Bylaws of Hemagen Diagnostics, Inc. (the “Revised Bylaws”).

Apart from non-substantive and conforming changes, the Bylaws of the Company were amended and restated to describe procedures to be followed for stockholder proposals, calling special meetings of stockholders and nominations of directors, to allow electronic communication in limited circumstances for notice of certain meetings to the extent permitted by Delaware law and to expand the circumstances under which the Company will indemnify and advance expenses to current and former directors and officers of the Company.  Such changes more specifically include:

•
Requiring stockholders to give notice of stockholder proposals and nominations to the Board of Directors not less than 60 nor more than 90 days prior to the one-year anniversary of the date that the Company mailed its proxy materials for the preceding years annual meeting or, for a special meeting, not later than the 10th day following public announcement of the meeting.

•
Requiring that a stockholder proposal to the Board of Directors include certain disclosures about the proposal including a description of the proposal, the reasons for the proposal and any interest that the stockholder has in the proposal.

•
Requiring the notice of a stockholder nomination to make certain disclosures about the proposed nominee, including biographical, stock ownership and investment intent information and all other information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

•
Requiring the notice of a stockholder proposal or nomination to make certain disclosures regarding the stockholder giving the notice and specified persons associated with such stockholder, including stock ownership information for and any hedging activity or other similar arrangements entered into by such persons.

•
Requiring a stockholder to verify the accuracy or completeness of any information contained in a stockholder proposal or nomination at the Company’s request and stating that a stockholder proposal or nomination that is inaccurate or incomplete in any manner shall be disregarded.

•	Permitting the Company to provide notice electronically for meetings of shareholders and directors to the extent permitted by Delaware law.

•
Expanding the indemnification provisions applicable to current and former directors and officers of the Company to permit indemnification and advancement of expenses to the full extent authorized by applicable law.

•	Establishing that any amendment to the indemnification and advancement of expenses provisions applicable to current and former directors and officers of the Company are prospective in nature only.

The foregoing is a brief description of the material amendments to the Company’s Bylaws and is qualified in its entirety by reference to the full text of the Revised Bylaws. This description should be read in conjunction with the Revised Bylaws, a copy of which is filed as Exhibit 3 and is incorporated by reference in this Form 8-K.

Item 9.01  -  Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits

Exhibit No.	Description
3	Amended and Restated Bylaws of Hemagen Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAGEN DIAGNOSTICS, INC.

Date: March 29, 2010	By:	/s/ William P. Hales
William P. Hales
Chairman, President and Chief Executive Officer